AMENDED AND RESTATED CUSTODY AGREEMENT

This AGREEMENT dated as of October 1, 2025, between Datum One Series Trust, a Massachusetts business trust (the “Trust”), having its principal office and place of business at 50 South LaSalle Street, Chicago, IL 60603 on behalf of each series of the Trust listed on Schedule B hereto, as it may be amended from time to time (each, a “Fund” and, collectively, the “Funds”), and The Northern Trust Company (the “Custodian”), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60603 constitutes an amendment and restatement of the prior Custody Agreement, as amended, restated or otherwise modified from time to time prior to the date hereof, between the Trust and the Custodian, dated as of March 3, 2020 the “Existing Agreement”).

W I T N E S S E T H:

That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

1.	DEFINITIONS.

Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a)	“Articles of Incorporation” shall mean the Declaration of Trust of the Trust, including all amendments thereto.

(b)	“Assets” shall mean cash and Securities delivered to the Custodian by or on behalf of the Fund from time to time pursuant to the terms of this Agreement.

(c)

“Authorized Person” shall be deemed to include the Chairman of the Board of Trustees, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees to give Instructions on behalf of the Trust and the Funds and listed in the certification annexed hereto as Schedule A or such other certification as may be received by the Custodian from time to time pursuant to Section 24(a).

(d)	“Board of Trustees” shall mean the Board of Trustees of the Trust.

(e)	“Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

(f)	“Custodial Agent” means a foreign custodian chosen by the Trust to hold Off-Book Currency in an Off-Book Cash Account by entering into a Custodial Agent Custody Agreement.

(g)	“Custodial Agent Custody Agreement” means a custody agreement between the Trust and a Custodial Agent governing the custody of securities and Off-Book Currency in an Off- Book Cash Account.

(h)	“Delegate of the Trust” shall mean and include any entity to whom the Board of Trustees of the Trust has delegated responsibility under Rule 17f-5 of the 1940 Act.

(i)

“Depository” shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, the use of which is hereby specifically authorized. The term “Depository” shall further mean and include any other person named in an Instruction and approved by the Trust to act as a depository in the manner required by Rule 17f-4 of the 1940 Act, its successor or successors and its nominee or nominees.

(j)	“Eligible Securities Depository” shall have the same meaning as set forth in Rule 17f- 7(b)(1).

(k)

“Fund” refers to each of the separate and distinct series of the Trust which the Trust and the Custodian shall have agreed in writing shall be subject to this Agreement, as identified in Schedule B hereto, as that schedule may be amended from time to time.

(l)

“Instruction” shall mean written (including telecopied, telexed, or electronically transmitted in a form that can be converted to print) or oral instructions actually received by the Custodian which the Custodian reasonably believes were given by an Authorized Person. An Instruction shall also include any instrument in writing actually received by the Custodian which the Custodian reasonably believes to be genuine and to be signed by any two officers of the Trust, whether or not such officers are Authorized Persons. Except as otherwise provided in this Agreement, “Instructions” may include instructions given on a standing basis.

(m)	“1940 Act” shall mean the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

(n)	“Off-Book Cash Account” means an account holding Off-Book Currency at a Custodial Agent or a Sub-Custodian. A Separate Account may link to an Off-Book Cash Account.

(o)

“Off-Book Currency” means a currency which is not held on the Custodian’s balance sheet but rather is held directly by the Trust on behalf of a Fund with a Custodial Agent or Sub- Custodian in an Off-Book Cash Account.

(p)	“On-Book Currency” means a currency held by the Custodian on its balance sheet.

(q)	“Prospectus” shall include each current prospectus and summary prospectus, as applicable, and statement of additional information of the Trust with respect to a Fund.

(r)	“Rule 17f-5” shall mean Rule 17f-5 under the 1940 Act.

(s)	“Rule 17f-7” shall mean Rule 17f-7 under the 1940 Act.

(t)

“Security” or “Securities” shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodity interests and investments from time to time owned and held in a Fund.

(u)	“Settlement System” means a settlement system, clearing agency, central depository, federal entry account system or similar system.

(v)	“Shares” refers to the shares of a Fund.

(w)

“Sub-Custodian” shall mean and include (i) any branch of the Custodian, and (ii) any “eligible foreign custodian,” as that term is defined in Rule 17f-5 under the 1940 Act, approved by the Trust or a Delegate of the Trust in the manner required by Rule 17f-5. For the avoidance of doubt, the term “Sub-Custodian” shall not include any Settlement System.

(x)	“Transfer Agent” shall mean the person who serves as the transfer agent, dividend disbursing agent and shareholder servicing agent for the Trust.

2.	APPOINTMENT OF CUSTODIAN.

(a)	The Trust hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys owned by or in the possession of a Fund during the period of this Agreement.

(b)	The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.	APPOINTMENT AND REMOVAL OF SUB-CUSTODIANS; CUSTODIAL AGENTS.

(a)

The Custodian may appoint one or more Sub-Custodians to act as sub-custodian or sub- custodians of Securities and moneys at any time held in any Fund, upon the terms and conditions specified in this Agreement. The Custodian shall oversee the maintenance by any Sub-Custodian of any Securities or moneys of any Fund.

(b)

The Agreement between the Custodian and each Sub-Custodian described in clause (ii) of Section 1(w) and acting hereunder shall contain any provisions necessary to comply with Rule 17f-5 under the 1940 Act.

(c)

Prior to the Custodian’s use of any Sub-Custodian described in clause (ii) of Section 1(w), the Trust or a Delegate of the Trust must approve such Sub-Custodian in the manner required by Rule 17f-5 and provide the Custodian with satisfactory evidence of such approval.

(d)

The Custodian shall promptly take such steps as may be required to remove any Sub- Custodian that has ceased to be an “eligible foreign custodian” or has otherwise ceased to meet the requirements under Rule 17f-5. If the Custodian intends to remove any Sub- Custodian previously approved by the Trust or a Delegate of the Trust pursuant to paragraph 3(c), and the Custodian proposes to replace such Sub-Custodian with a sub- custodian that has not yet been approved by the Trust or a Delegate of the Trust, it will so notify the Trust or a Delegate of the Trust and provide it with information reasonably necessary to determine such proposed sub-custodian’s eligibility under Rule 17f-5, including a copy of the proposed agreement with such sub-custodian. The Trust shall at the meeting of the Board of Trustees next following receipt of such notice and information, or a Delegate of the Trust shall promptly after receipt of such notice and information, determine whether to approve the proposed sub-custodian and will promptly thereafter give written notice of the approval or disapproval of the proposed action.

(e)

The Custodian hereby represents to the Trust that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Custodian in connection with the safekeeping of property of a Fund pursuant to this Agreement afford reasonable care for the safekeeping of such property based on the standards applicable in the relevant market.

(f)

In addition, in order to facilitate investments in certain global markets, the Trust may appoint a Custodial Agent to hold cash by entering into a Custodial Agent Custody Agreement with the Custodial Agent. In such event, Off-Book Currency will be held in an Off-Book Cash Account pursuant to such Custodial Agent Custody Agreement. And, to the extent agreed by the Custodian and the Trust, the Custodian may provide consolidated reporting with respect to such Off-Book Cash Account with the Custodial Agent, but shall have no custodial responsibility or liability with respect to such assets or reporting.

3A.	DELEGATION OF FOREIGN CUSTODY MANAGEMENT.

(a)

The Trust hereby delegates to the Custodian the responsibilities set forth in subparagraph (b) below of this Section 3A, in accordance with Rule 17f-5 with respect to foreign custody arrangements for the Trust’s existing and future investment Funds, except that the Custodian shall not have such responsibility with respect to central depositories and clearing agencies or with respect to custody arrangements in the countries listed on Schedule D, attached hereto, as that Schedule may be amended from time to time by notice to the Trust.

(b)	With respect to each arrangement with any Sub-Custodian regarding the Assets of any Fund for which the Custodian has responsibility under this Section 3A (a “Foreign Custodian”), the Custodian shall:

(i)

determine that the Funds’ Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Foreign Custodian, after considering all factors relevant to the safekeeping of such Assets;

(ii)

determine that the written contract with such Foreign Custodian governing the foreign custody arrangements complies with the requirements of Rule 17f-5 and will provide reasonable care for the Funds’ Assets;

(iii)	establish a system to monitor the appropriateness of maintaining the Funds’ Assets with such Foreign Custodian and the contract governing the Funds’ foreign custody arrangements;

(iv)

provide to the Trust’s Board of Trustees, at least annually, written reports notifying the Board of the placement of the Funds’ Assets with a particular Foreign Custodian and periodic reports of any material changes to the Funds’ foreign custodian arrangements; and

(v)	withdraw the Funds’ Assets from any Foreign Custodian as soon as reasonably practicable, if the foreign custody arrangement no longer meets the requirement of Rule 17f-5.

4.	USE OF SUB-CUSTODIANS AND SECURITIES DEPOSITORIES.

With respect to property of a Fund which is maintained by the Custodian in the custody of a Sub-Custodian pursuant to Section 3:

(a)	The Custodian will identify on its books as belonging to the particular Fund any property held by such Sub-Custodian.

(b)

In the event that a Sub-Custodian permits any of the Securities placed in its care to be held in a foreign securities depository, such Sub-Custodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian as a custodian for its customers.

(c)

Any Securities held by a Sub-Custodian will be subject only to the instructions of the Custodian or its agents; and any Securities held in a foreign securities depository for the account of a Sub-Custodian will be subject only to the instructions of such Sub-Custodian.

(d)

The Custodian will only deposit property of a Fund in an account with a Sub-Custodian which includes exclusively the assets held by the Custodian for its customers, and will cause such account to be designated by such Sub-Custodian as a special custody account for the exclusive benefit of customers of the Custodian.

(e)

Before any Securities are placed in a foreign securities depository, the Custodian shall provide the Trust’s Board of Trustees with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depository.

(f)

The Custodian or its agent shall continue to monitor the custody risks associated with maintaining the Securities with each Eligible Securities Depository and shall promptly notify the Trust’s Board of Trustees of any material changes in said risks.

5.	COMPENSATION.

(a)

The Trust, on behalf of each Fund, will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the fee schedule annexed hereto as Schedule C (the “Fee Schedule”) and incorporated herein. Such Fee Schedule does not include reasonable out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately.

(b)

If the Trust requests that the Custodian act as Custodian for any Fund hereafter established, at the time the Custodian commences serving as such for said Fund, the compensation for such services shall be reflected in a fee schedule for that Fund, dated and signed by an officer of each party hereto, which shall be attached to or otherwise reflected in Schedule C of this Agreement.

(c)

Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, or replacing Schedule C with, a revised Fee Schedule, dated and signed by an officer of each party hereto.

(d)

The Custodian will bill the Trust for its services to each Fund hereunder as soon as practicable after the end of each month, and said billings will be detailed in accordance with the Fee Schedule for the Trust. The relevant Fund will promptly pay to the Custodian the amount of such billing. The Custodian shall have a claim of payment against the property in each Fund for any compensation or expense amount owing to the Custodian in connection with such Fund from time to time under this Agreement.

(e)	The Custodian (not the Trust and not the Funds) will be responsible for the payment of the compensation of each Sub-Custodian.

6.	CUSTODY OF CASH AND SECURITIES.

(a)

Receipt and Holding of Assets. The Trust will deliver or cause to be delivered to the Custodian and any Sub-Custodians all Securities and moneys of any Fund at any time during the period of this Agreement and shall specify the Fund to which the Securities and moneys are to be specifically allocated. The Custodian will not be responsible for such Securities and moneys until actually received by it or by a Sub-Custodian. The Trust may, from time to time in its sole discretion, provide the Custodian with Instructions as to the manner in which, and in what amounts, Securities and moneys of a Fund are to be held on behalf of such Fund in the Book-Entry System or a Depository. Securities and moneys of a Fund held in the Book-Entry System or a Depository will be held in accounts which include only assets of the Custodian that are held for its customers. After discussion with the Trust, the Custodian may decline to accept delivery or custody of any assets it deems in good faith to carry onerous contingent or operational liabilities. The Custodian will notify the Trust in the event it declines to accept delivery or custody of assets for reasons set forth in this Section 6(a).

(b)

Accounts and Disbursements. The Custodian shall establish and maintain a separate account for each Fund (each, a “Separate Account”) and shall credit to the Separate Account all currency in any On-Book Currency received by it or a Sub-Custodian for the account of such Fund and all currency in any Off-Book Currency held in an Off-Book Cash Account (whether by way of deposit or arising out of or in connection with a security transaction) and shall disburse, or cause a Sub-Custodian to disburse (including instructing cash movements to or from any Off-Book Cash Accounts), the same only:

1.	In payment for Securities purchased for the relevant Fund, as provided in Section 7 hereof;

2.	In payment of dividends or distributions with respect to the Shares of such Fund, as provided in Section 12 hereof;

3.	In payment of original issue or other taxes with respect to the Shares of such Fund, as provided in Section 13(c) hereof;

4.	In payment for Shares which have been redeemed by such Fund, as provided in Section 13 hereof;

5.	In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Funds, as provided in Sections 5 and 17(h) hereof;

6.

Pursuant to Instructions setting forth the name of the relevant Fund and the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made.

(c)

Fail Float. In the event that any payment made for a Fund under this Section 6 exceeds the funds available in that Fund’s Separate Account, the Custodian or relevant Sub-Custodian, as the case may be, may, in its discretion, advance such Fund an amount equal to such excess and such advance shall be deemed an overdraft from the Custodian or such Sub- Custodian to that Fund payable on demand, bearing interest at the rate of interest customarily charged by the Custodian or such Sub-Custodian on similar overdrafts.

(d)

Confirmation and Statements. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by it and all Sub-Custodians for each Fund. Further, such statements of account will include details of all receipts and disbursements of any Off-Book Cash Account, which shall reflect information received from the relevant Custodial Agent or Sub-Custodian by the Custodian. Such statements comprise the accounting book of record for the assets of each Fund for which the Custodian acts as custodian. Where securities purchased for a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian’s account on the books of a Depository, the Book-Entry System or a Sub-Custodian, the Custodian shall maintain such records as are necessary to enable it to identify the quantity of those securities held for such Fund. In the absence of the filing in writing with the Custodian by the Trust of exceptions or objections to any such statement within 60 days after the date that a material defect is reasonably discoverable, the Trust shall be deemed to have approved such statement; and in such case or upon written approval of the Trust of any such statement, the Custodian shall, to the extent permitted by law and provided the Custodian has met the standard of care in Section 17 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Trust and all persons having any equity interest in the Trust were parties.

(e)

Registration of Securities and Physical Separation. All Securities held for a Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book- Entry System, shall be held by the Custodian or a Sub-Custodian in that form; all other Securities held for a Fund may be registered in the name of that Fund, in the name of any duly appointed registered nominee of the Custodian or a Sub-Custodian as the Custodian or such Sub-Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian or any Sub-Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book- Entry System or a Depository, any Securities which the Custodian or a Sub-Custodian may hold for the account of a Fund and which may from time to time be registered in the name of a Fund. The Custodian shall hold all such Securities specifically allocated to a Fund which are not held in the Book-Entry System or a Depository in a Separate Account for such Fund in the name of such Fund and physically segregated at all times from those of any other person or persons.

(f)

Segregated Accounts. Upon receipt of an Instruction, the Custodian will establish segregated accounts on behalf of a Fund to hold liquid or other Assets as it shall be directed by such Instruction and shall increase or decrease the Assets in such segregated accounts only as it shall be directed by subsequent Instruction.

(g)

Collection of Income and Other Matters Affecting Securities. Except as otherwise provided in an Instruction, the Custodian, by itself or through the use of the Book-Entry System or a Depository with respect to Securities therein maintained, shall, or shall instruct the relevant Sub-Custodian to:

1.	Collect all income due or payable with respect to Securities in accordance with this Agreement;

2.	Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

3.	Surrender Securities in temporary form for derivative Securities;

4.	Execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

5.

Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of each Fund all rights and similar Securities issued with respect to any Securities held by the Custodian or relevant Sub-Custodian for each Fund.

(h)

Delivery of Securities and Evidence of Authority. Upon receipt of an Instruction, the Custodian, directly or through the use of the Book-Entry System or a Depository, shall, or shall instruct the relevant Sub-Custodian to:

1.

Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Trust or a Fund as owner of any Securities may be exercised;

2.

Deliver or cause to be delivered any Securities held for a Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

3.

Deliver or cause to be delivered any Securities held for a Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the Separate Account for each such Fund certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

4.

Make or cause to be made such transfers or exchanges of the Assets specifically allocated to the Separate Account of a Fund and take such other steps as shall be stated in written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of a Fund;

5.	Deliver Securities upon sale of such Securities for the account of a Fund pursuant to Section 7;

6.	Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into on behalf of a Fund;

7.

Deliver Securities of a Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian or Sub-Custodian, as the case may be;

8.

Deliver Securities in connection with any loans of securities made by a Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities or other acceptable collateral as agreed upon;

9.	Deliver Securities as security in connection with any borrowings by a Fund requiring a pledge of Fund Assets, but only against receipt of the amounts borrowed;

10.

Deliver Securities to the Transfer Agent or its designee or to the holders of Shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption;

11.

Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to written Instructions, a copy of a resolution or other authorization of the Trust certified by the Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

(i)

Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Fund.

(j)

Execution of Required Documents. The Custodian is hereby authorized to execute any and all applications or other documents required by a regulatory agency or similar entity as a condition of making investments in the foreign market under such entity’s jurisdiction.

7.	PURCHASE AND SALE OF SECURITIES.

(a)

Promptly after the purchase of Securities, the Trust or its designee shall deliver to the Custodian an Instruction specifying with respect to each such purchase: (1) the name of the Fund to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; and (7) the name of the person from whom or the broker through whom the purchase was made, if any. The Custodian or specified Sub-Custodian shall receive the Securities purchased by or for a Fund and upon receipt thereof (or upon receipt of advice from a Depository or the Book-Entry System that the Securities have been transferred to the Custodian’s account or upon receipt of instructions from a Custodial Agent relating to an Off-Book Cash Account) shall pay to the broker or other person specified by the Trust or its designee out of the moneys held for the account of such Fund the total amount payable upon such purchase; provided that the same conforms to the total amount payable as set forth in such Instruction.

(b)

Promptly after the sale of Securities, the Trust or its designee shall deliver to the Custodian an Instruction specifying with respect to each such sale: (1) the name of the Fund to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Fund upon such sale; and (7) the name of the broker through whom or the person to whom the sale was made. The Custodian or relevant Sub-Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt (or upon confirmation of receipt in an Off-Book Cash Account) of the total amount payable to such Fund upon such sale; provided that the same conforms to the total amount payable to such Fund as set forth in such Instruction. Subject to the foregoing, the Custodian or relevant Sub-Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

(c)

Notwithstanding (a) and (b) above, cash in any of the Funds may be invested by the Custodian for short term purposes pursuant to standing Instructions from the Trust. For the avoidance of doubt, this Section 7(c) shall apply to On-Book Currency only.

8.	LENDING OF SECURITIES.

If the Trust and the Custodian enter into a separate written agreement authorizing the Custodian to lend Securities, the Custodian may lend Securities pursuant to such agreement. Such agreement must be approved by the Trust in the manner required by any applicable law, regulation or administrative pronouncement, and may provide for the payment of additional reasonable compensation to the Custodian.

9.	INVESTMENT IN FUTURES, OPTIONS ON FUTURES AND OPTIONS.

The Custodian shall, pursuant to Instructions (which may be standing instructions), (i) with respect to futures or options on futures, transfer initial margin to a futures commission merchant or safekeeping bank or, with respect to options, transfer collateral to a broker; (ii) pay or demand variation margin to or from a designated futures commission merchant or other broker based on daily marking to market calculations and in accordance with accepted industry practices; and (iii) subject to the Custodian’s consent, enter into separate procedural, safekeeping or other agreements with respect to the custody of initial margin deposits or collateral in transactions involving futures contracts or options, as the case may be. The Custodian shall have no custodial or investment responsibility for any assets transferred to a safekeeping bank, futures commission merchant or broker pursuant to this paragraph.

10.	PROVISIONAL CREDITS AND DEBITS.

(a)

The Custodian is authorized, but shall not be obligated, to credit the Separate Account of a Fund with cash in an On-Book Currency provisionally on payable date with respect to interest, dividends, distributions, redemptions or other amounts due. Otherwise, such amounts will be credited to the relevant Fund on the date such amounts are actually received and reconciled to such Fund. In cases where the Custodian has credited a Fund with such amounts prior to actual collection and reconciliation, such Fund acknowledges that the Custodian shall be entitled to recover any such credit on demand from such Fund and further agrees that the Custodian may reverse such credit if and to the extent that Custodian does not receive such amounts in the ordinary course of business.

(b)

The Trust recognizes that any decision to effect a provisional credit or an advancement of the Custodian’s own funds under this agreement will be an accommodation granted entirely at the Custodian’s option and in light of the particular circumstances, which circumstances may involve conditions in different countries, markets and classes of assets at different times. A Fund shall make the Custodian whole for any loss which it may incur from granting such accommodations and acknowledges that the Custodian shall be entitled to recover any relevant amounts from such Fund on demand. All amounts thus due to the Custodian shall be paid by the Trust from the account of the relevant Fund unless otherwise paid on a timely basis and, until such amounts are paid, any credit to the account of the relevant Fund in the same currency and in the normal and operational course of settlement of a transaction (including income payments) shall be automatically applied to repayment of such amounts owed to the Custodian. Furthermore the Trust grants to the Custodian a continuing security interest and lien on all Assets of such Fund to secure such payments and agrees that the Custodian may apply or set off against such amounts any amounts credited by or due from the Custodian to such Fund. If funds in a Fund are insufficient to make any such payment, such Fund shall promptly deliver to the Custodian the amount of such deficiency in immediately available funds when and as specified by the Custodian’s written or oral notification to such Fund.

11.	CASH.

(a)

In connection with the Custodian’s custody service, intra-day United States dollar cash receipts, holdings and disbursements of the Funds will be held by the Custodian on its balance sheet in Chicago. Intra-day cash receipts, holdings and disbursements of any Fund denominated in On-Book Currencies other than United States dollars will be held by the Custodian on the balance sheet of its London Branch. All cash held on the balance sheet of the Custodian’s Chicago office or any of its foreign branches will be held by the Custodian as depository bank. Such cash may be commingled with the Custodian’s own cash and the cash of its other clients. The Custodian’s liability to the Trust and the Funds in respect of cash of any Fund maintained on the balance sheet of the Custodian’s Chicago office or foreign branch shall be that of debtor.

(b)

A Fund may direct (by standing instruction or otherwise) that United States dollars projected to be remaining in such Fund at the end of each business day be invested in an off-balance sheet investment vehicle offered by the Custodian for such purpose or invested in interest-bearing deposit obligations of one of the Custodian’s foreign branches, provided that the availability of any such on-balance sheet investment option will be in the Custodian’s discretion. The Custodian reserves the right to amend the interest rate applicable to United States dollar deposits in respect of which it pays interest. United States dollar cash that is not invested in an off-balance sheet, short-term investment vehicle or in an interest-bearing deposit obligation of the Custodian’s foreign branch described above will remain uninvested on the balance sheet of the Custodian’s Chicago office. Further, with respect to On-Book Currency consisting of non-United States dollars that remain in any Fund at the end of each business day, each Fund hereby directs that such currency shall be invested in an interest-bearing deposit account at the Custodian’s London Branch unless the Custodian receives other written instructions from such Fund. The Trust acknowledges that: (i) the availability of such on-balance sheet investment option will be available for eligible currencies only and will be in the Custodian’s discretion and (ii) the Custodian reserves the right to amend the interest rate applicable to any currency in respect of which the Custodian pays interest.

In connection with the foregoing and to the extent a Fund maintains cash deposits in On- Book Currencies, intra-day or otherwise, of a global separate account at the Custodian’s London Branch, the Trust acknowledges and agrees that deposit accounts maintained at foreign branches of United States banks (including, if applicable, accounts in which customer funds for the purchase of securities are held on and after contractual settlement date), are not payable at any office of The Northern Trust Company in the United States;

are not insured by the U.S. Federal Deposit Insurance Corporation; may not be guaranteed by any local or foreign governmental authority; are unsecured general credit liabilities; and in the event of the Custodian’s insolvency, may be subordinated in priority of payment to deposits payable in the United States. Therefore, beneficial owners of such foreign branch deposits may be unsecured creditors of The Northern Trust Company. Deposit account balances that are owned by United States residents are expected to be maintained in an aggregate amount of at least $100,000 or the equivalent in other currencies. For the avoidance of doubt, this Section 11(b) shall apply to On-Book Currency only.

(c)

The Trust further acknowledges and agrees that cash deposits maintained at any of the Custodian’s foreign branches are payable only in the currency in which an applicable deposit is denominated, are payable only on the Trust’s demand at the branch where the deposit is maintained, and are not payable at any of the Custodian’s offices in the United States. The Custodian does not promise or guarantee in any manner any such payment in the United States.

The Trust further acknowledges and agrees that foreign branch deposits are subject to cross-border risk. The Custodian will have no obligation to make payment of foreign branch deposits if and for so long as the Custodian is: (a) prevented from doing so by reason of applicable law or regulation or any Sovereign Risk event affecting the foreign branch or the currency in which the applicable deposit is denominated or (b) unable to do so because it does not receive the applicable cash payments from a Settlement System because the Settlement System’s access to its account with the relevant national central bank or a local correspondent bank is prohibited, denied or suspended, or the Settlement System is in its view otherwise prevented from accessing its account, in either case due to: (i) the Settlement System’s rules and operating procedures; (ii) insolvency proceedings; (iii) legislative actions; (iv) sanctions; or (v) order of any government or governmental body or international regulatory authority (including any court or tribunal). “Sovereign Risk” for this purpose means nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the property rights of persons who are not residents of the affected jurisdiction; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian’s control.

(d)

In order to facilitate investments in certain global markets, the Fund may appoint a Custodial Agent to hold Off-Book Currency in an Off-Book Cash Account by entering in to a Custodial Agent Custody Agreement. In addition, in certain other global markets, the Custodian may make a determination to move currency off its balance sheet. In those markets, Off-Book Currency will be held in an Off-Book Cash Account with a Sub- Custodian which is opened, accessed and operated by the Custodian on behalf of the Fund. For the avoidance of doubt:

1.

the terms and conditions of any Custodial Agent Custody Agreement or any other documentation executed by the Trust in relation to the maintenance of an Off-Book Cash Account shall not form part of this Agreement, and shall be agreed separately between the Fund and the relevant Custodial Agent;

2.

the Off-Book Currency shall represent a debt due by the relevant Custodial Agent to the Trust on behalf of a Fund or due by the relevant Sub-Custodian to the Trust on behalf of a Fund, and the Fund will have a debtor-creditor relationship with such Custodial Agent or Sub-Custodian;

3.	the Custodian shall have no liability to the Fund for the negligence, willful default or fraud of the Custodial Agent in connection with the maintenance of an Off-Book Cash Account;

4.	with respect to any Custodial Agent Custody Agreement, the Fund shall be responsible for ensuring its own compliance with Rule 17f-5 in connection with such agreement; and

5.	the standard of care set forth in Section 21(b) shall apply to the Custodian and the relevant Sub-Custodian with respect to any Off-Book Cash Account held through such Sub-Custodian.

(e)	The Trust acknowledges and agrees:

1.

an Off-Book Cash Account is established to support custody activity on behalf of each Fund and, in order to coordinate the settlement in an Off-Book Currency, the Custodian is authorized to open, close, access and operate, as applicable, any Off- Book Cash Account(s);

2.	the Fund shall issue instructions in connection with any Off-Book Cash Account to the Custodian and the Custodian will instruct the relevant Custodial Agent or Sub-Custodian;

3.

the Trust is responsible for the fees or charges on the Off-Book Cash Account and the Custodian is authorized to pay any such fees or expenses from the Off-Book Cash Account or a Separate Account as directed by the Trust;

4.

in order to operate the Off-Book Cash Account, the Custodian may be required to execute further documents to evidence the Custodian’s authority to open, close and operate, as applicable, the Off-Book Cash Accounts, including powers of attorney;

5.

with respect to any Off-Book Cash Accounts established by the Fund at a Custodial Agent, the Fund shall be solely responsible for ensuring that such account is established in a manner that reflects the Fund’s ownership of such account and the Custodian shall have no responsibility with respect thereto; and

6.	the Custodial Agent is not the Custodian’s agent with respect to the Off-Book Cash Account.

(f)

The Custodian shall notify the Fund from time to time via Atlas bulletins or similar notices that may be issued to the Fund through Northern Trust Passport® of markets requiring Off- Book Cash Accounts.

12.	PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.

(a)

In the event that the Board of Trustees of the Trust (or a committee thereof) authorizes the declaration of dividends or distributions with respect to a Fund, an Authorized Person shall provide the Custodian with Instructions specifying the record date and the date of payment of such distribution and the total amount payable to the Transfer Agent or its designee on such payment date.

(b)

Upon the payment date specified in such Instructions, the Custodian shall pay the total amount payable to the Transfer Agent or its designee out of the moneys specifically allocated to and held for the account of the appropriate Fund.

13.	SALE AND REDEMPTION OF SHARES.

(a)

Whenever a Fund shall sell any Shares, such Fund shall deliver or cause to be delivered to the Custodian an Instruction specifying the name of the Fund whose Shares were sold and the amount to be received by the Custodian for the sale of such Shares.

(b)

Upon receipt of such amount from the Transfer Agent or its designee, the Custodian shall credit such money to the Separate Account of the Fund specified in the Instruction described in paragraph (a) above.

(c)

Upon issuance of any Shares in accordance with the foregoing provisions of this Section 13, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of an Instruction specifying the amount to be paid.

(d)

Except as provided hereafter, whenever any Shares are redeemed, the Trust shall deliver or cause to be delivered to the Custodian an Instruction specifying the name of the Fund whose Shares were redeemed and the total amount to be paid for the Shares redeemed.

(e)

Upon receipt of an Instruction described in paragraph (d) above, the Custodian shall pay to the Transfer Agent (or such other person as the Transfer Agent directs) the total amount specified in such Instruction. Such payment shall be made from the Separate Account of the Fund specified in such Instruction.

14.	INDEBTEDNESS.

(a)

The relevant Fund or its designee will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which such Fund borrows money, using Securities as collateral, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to such Fund against delivery of a stated amount of collateral. The relevant Fund shall promptly deliver to the Custodian an Instruction stating with respect to each such borrowing: (1) the name of the Fund for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the “borrowing date”); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Fund on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or a Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Prospectus.

(b)

Upon receipt of the Instruction referred to in paragraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable; provided that the same conforms to the total amount payable as set forth in the Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities specifically allocated to such Fund as may be specified in the Instruction to collateralize further any transaction described in this Section 14. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in such Instruction all of the information required by this Section 14, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

15.	CORPORATE ACTION.

(a)

Whenever the Custodian or any Sub-Custodian receives information concerning Securities held for a Fund which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bond issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders (“Corporate Actions”), the Custodian will give the Trust or its designee notice of such Corporate Actions to the extent that the Custodian’s central corporate actions department has actual knowledge of a Corporate Action in time to notify the Trust.

(b)

The Custodian shall act on Corporate Actions solely as directed by the Trust or its designee. If a Fund receives a distribution of rights, the Custodian shall hold to expiration, sell or exercise such rights solely as directed by the Trust or its designee. If a corporation whose common stock shares are held in the Fund declares a dividend in such stock, and payment of such dividend results in a fractional share, the Custodian shall promptly sell such fraction in any global market where such fractional share is not permitted.

(c)

The Custodian will deliver proxies to the Trust or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with an applicable Instruction, if any.

16.	CLASS ACTIONS.

(a)

In the event that the Custodian receives notice of a settled securities class action litigation, the Custodian will use reasonable endeavors to identify whether the Custodian held the relevant securities on behalf of the Trust at the relevant time specified in the class action. In the event that the Trust was an affected owner of the relevant securities, the Custodian will notify the Trust accordingly, file the proof of a claim and the required documentation directly with the third party administrator appointed to process settlement claims and/or distribute settlement proceeds (the “Claims Administrator”) and collect and receive payment from the Claims Administrator in relation to that class action unless otherwise directed by the Trust via an Instruction. The Trust acknowledges and agrees that the Custodian does not select and has no control over such Claims Administrators and the Custodian shall have no liability for the actions or omissions of Claims Administrators.

(b)

In addition, the Custodian shall provide information to the Trust of any class action litigation opportunities of which it is notified in respect of which the Trust would be entitled to participate. Where the Trust wishes to participate in such litigation, and unless otherwise agreed, the Trust or an Advisor on its behalf appoints the Custodian to provide an active class action administration service as more particularly described in this Section (the “Active Class Action Service”). In the performance of the Active Class Action Service, the Trust and the Custodian agree as follows:

1.	the Custodian will use its reasonable endeavors to determine whether it held the securities to which the class action relates on behalf of the Trust at the relevant time specified in the class action;

2.

the Custodian will determine whether the Trust’s potential recovery under the relevant class action exceeds such materiality loss threshold as the Trust and the Custodian shall agree from time to time;

3.	the Custodian will, without unreasonable delay, make available to the Trust information in relation to the relevant class action; and

4.

under no circumstances will the Custodian, nor any of its affiliates, Sub-Custodians or nominees, be named as a participant to the relevant class action, it being understood that the Trust as beneficial owner will participate in all class actions in its name and the appointment of any law firm, litigation funder or related party will be made by the Trust and not by the Custodian.

(c)

Upon receipt of Instructions from the Trust, the Custodian will liaise directly with the appointed law firm, litigation funders or related party during the course of the litigation process and submit to such law firm such documents as are reasonably requested. The Custodian shall collect and receive payment from the law firm in the relevant class action of any amounts payable to the Trust. In the absence of any Instruction related to such class action, the Custodian will take no action.

(d)

The Trust acknowledges that the Custodian will use the Trust’s transaction data and portfolio holdings records for the provision of the Active Class Action Service and such information may be shared with external law firms and litigation funders for the purposes of performing a preliminary loss analysis.

(e)

The Custodian may utilize Broadridge Financial Solutions, Inc. or another firm of recognized standing as its delegate to provide the services set forth in this Section 16 (the “Class Action Services”). The Trust acknowledges that the Class Action Service is only available in certain jurisdictions and the Custodian will make available to the Trust upon request details of those markets in which this service is available.

(f)

In the event that the Trust no longer wishes to receive the services set forth in the Class Action Services (including the Active Class Action Service), the Trust shall provide the Custodian with at least ten (10) Business Days’ prior notice in writing.

17.	TAX OBLIGATIONS.

(a)

The Trust authorizes the Custodian (or its Sub-Custodian) to deduct from a Separate Account (or withhold from any transaction or payment) any income or other taxes, levies, penalties or interest required by any revenue or governmental authority for whatever reason in respect of such Separate Account, save where such penalties or interest is the direct result of the fraud, willful misconduct or negligence of the Custodian.

(b)

The Trust shall promptly deliver to the Custodian such documents, attestations, affidavits or certificates as the Custodian may reasonably require in connection with the Trust’s tax residency and status (“Tax Documents”). The Trust represents and warrants that such Tax Documents are true, accurate and not misleading in every respect and reflect the Trust’s full understanding of its tax status including its eligibility for tax relief or exemption from tax where applicable; and undertakes to notify the Custodian as soon as reasonably practicable if any information contained therein requires updating or correcting. The Trust acknowledges that it is ultimately responsible on an ongoing basis for determining its tax status in each jurisdiction, including its eligibility to claim any applicable reliefs pursuant to the relevant tax treaties in force from time to time. Upon request from the relevant tax authority, or where it forms part of an established market process or reporting requirement, the Custodian (or its Sub-Custodian) may share such Tax Documents with any relevant tax authority.

(c)

The Custodian shall have no obligation to carry out any investigation with respect to the information provided in the Tax Documents, and the Trust will hold the Custodian harmless from any liability resulting from:

1.	the Trust’s provision of, or failure to provide, complete and accurate information; and

2.	the withholding of material information by the Trust or any third party.

(d)

The Trust acknowledges that in the event that it does not, on a timely basis, deliver to the Custodian any Tax Documents requested under Section 17(b) above, that the Trust may become liable for, and the Custodian may deduct Cash from a Separate Account, additional tax in respect of the securities held by the Custodian (or any Sub-Custodian) pursuant to this Agreement. The Trust further acknowledges that the Custodian may also be restricted in its ability to provide other components of the services provided hereunder in the event it does not deliver to the Custodian such Tax Documents.

(e)

The Custodian may assume, unless instructed in writing otherwise, that the Trust or the applicable Fund is the beneficial owner of all assets held in the applicable Separate Account, from time to time, and all resultant income. The Trust shall notify the Custodian promptly of any change in its status or residence. The Trust shall be liable for any consequences resulting from its failure to fulfill its obligations under this Section 17.

18.	TAX SERVICES.

(a)

The Custodian shall provide a tax relief service, as more specifically set forth in this Section 18, with respect to taxation or levies imposed by the revenue authorities of those countries in which it is customary for a global custodian to apply for and obtain tax relief on behalf of its client, subject to the eligibility of the Trust for such services and the practicality of obtaining such tax relief, as determined by the Custodian in its discretion. Details of those jurisdictions in which the Custodian will provide such service from time to time are available from the Custodian upon request.

(b)	The tax relief service comprises:

1.

a relief at source service, pursuant to which the Custodian will obtain a reduction of withholding tax in the applicable market in respect of payments received or income derived in connection with the assets of a Separate Account or an Off- Book Cash Account which the Custodian reasonably believes, subject to the Trust’s responsibilities outlined in Section 17(b), is available to the Trust; and

2.

subject to the Trust’s responsibilities outlined in Section 17(b), a tax reclaim service, pursuant to which the Custodian will apply to the relevant revenue authority for recovery of tax withheld on assets of a Separate Account or an Off- Book Cash Account eligible for such service.

(c)

The Custodian shall provide such other tax or reporting services including, but not limited to, transfer taxes, local income or capital gains taxes, where it is customary for the Custodian, acting in accordance with the standard of care set forth in Section 21(b), to have a servicing responsibility.

(d)	The provision of the tax relief service is conditional upon:

1.

the timely receipt by the Custodian from the Trust of such documentation or other information as the Custodian may reasonably request from time to time including documentation relating to the Trust’s tax residency and status for the purposes of establishing the Trust’s eligibility for any applicable tax relief; and

2.	de minimus provisions of the Custodian, its foreign custodian or any Settlement System relating to the recovery of tax notified to the Trust from time to time.

19.	FOREIGN EXCHANGE

(a)

The Trust or any investment manager on its behalf may, in its discretion, engage the Custodian (or its affiliate) to execute foreign exchange transactions with respect to Assets held in a Separate Account or an Off-Book Cash Account. The Custodian generally acts as principal in any such foreign exchange transactions and, unless otherwise directed or agreed in writing, will charge rates established in the Custodian’s discretion or as otherwise agreed having regard to rates available in the foreign exchange market on the global trading day and the Custodian may retain any profit derived from such foreign exchange transactions. With respect to any such foreign exchange transaction, the Custodian does not act or have any obligations as fiduciary or agent for any of the Trust, its investment manager, or the Separate Account or Off-Book Cash Account, and the Custodian may decline any such foreign exchange transaction in its discretion. If the Custodian acts as agent, the Custodian may levy charges for such service as disclosed to the Trust in writing from time to time. The Custodian may offset its risk related to any such foreign exchange transaction by entering into hedging transactions with a counterparty that may also be a custody client of the Custodian and the Custodian may earn fees from any such counterparty in respect thereto. The Trust acknowledges that applicable provisions of the Commodity Exchange Act (including the rules and regulations related thereto, as amended) require that applicable swap trading documentation be executed by the Trust and the Custodian before the Custodian may enter into any such foreign exchange forward transactions as principal.

(b)

In the event the Custodian determines that the assets of a Separate Account or Off-Book Cash Account are insufficient to provide adequate coverage in connection with any outstanding foreign exchange transactions executed on behalf of such account, the Trust agrees upon written notice from the Custodian, it shall immediately deliver to such account available funds or other assets acceptable to the Custodian in such amounts as the Custodian deems necessary to provide such coverage.

20.	PERSONS HAVING ACCESS TO THE FUNDS.

(a)

Neither the Trust nor any officer, director, employee or agent of the Trust, the Fund’s investment adviser, or any sub-investment adviser, shall have physical access to the Assets of any Fund held by the Custodian or any Sub-Custodian or be authorized or permitted to withdraw any investments of a Fund, nor shall the Custodian or any Sub-Custodian deliver any Assets of a Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with a Fund’s investment adviser, with any sub- investment adviser of a Fund or with a Fund shall have access to the Assets of any Fund.

(b)

Nothing in this Section 16 shall prohibit any Authorized Person from giving Instructions to the Custodian so long as such Instructions do not result in delivery of or access to Assets of a Fund prohibited by paragraph (a) of this Section 16.

(c)	The Custodian represents that it maintains a system that is reasonably designed to prevent unauthorized persons from having access to the assets that it holds (by any means) for its customers.

21.	CONCERNING THE CUSTODIAN.

(a)

Scope of Services. The Custodian shall be obligated to perform only such services as are set forth in this Agreement or expressly contained in an Instruction given to the Custodian which is not contrary to the provisions of this Agreement.

(b)	Standard of Care.

1.

The Custodian will use reasonable care, prudence and diligence with respect to its obligations under this Agreement and the safekeeping of property of the Funds. The Custodian shall be liable to, and shall indemnify and hold harmless, the Trust and the Funds from and against any loss which shall occur as the result of the failure of the Custodian or a Sub-Custodian to exercise reasonable care, prudence and diligence with respect to their respective obligations under this Agreement and the safekeeping of such property. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care, prudence and diligence in connection with their obligations under this Agreement shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial services are performed. In the event of any loss to the Trust and the Funds by reason of the failure of the Custodian or a Sub-Custodian to exercise reasonable care, prudence and diligence, the Custodian shall be liable to the Trust and the Funds only to the extent of the Trust’s and the Funds’ direct damages and expenses, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special condition or circumstances.

2.	The Custodian will not be responsible for any act, omission or default of, or for the solvency of any Settlement System.

3.

The Custodian will not be responsible for any act, omission or default of, or for the solvency of, any broker or agent (not referred to in paragraph (b)(2) above) which it or a Sub-Custodian appoints and uses unless such appointment and use is made or done negligently or in bad faith. In the event such an appointment and use is made or done negligently or in bad faith, the Custodian shall be liable to the Trust and the Funds only for direct damages and expenses (determined in the manner described in paragraph (b)(1) above) resulting from such appointment and use and, in the case of any loss due to an act, omission or default of such agent or broker, only to the extent that such loss occurs as a result of the failure of the agent or broker to exercise reasonable care (“reasonable care” for this purpose to be determined in light of the prevailing standards applicable to agents or brokers, as appropriate, in the jurisdiction where the services are performed).

4.

The Custodian shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Trust and the Funds) on any matter in connection with an instruction, direction or request by the Trust or concerning any of the Custodian’s duties in connection with this Agreement and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

5.

The Custodian shall be entitled to rely upon (x) any Instruction it receives pursuant to the applicable Sections of this Agreement that it reasonably believes to be genuine and to be from an Authorized Person and (y) information it receives from a Custodial Agent or Sub-Custodian in relation to Off-Book Cash Accounts. In the event that the Custodian receives oral Instructions, the Trust and the Funds or their respective designees shall cause to be delivered to the Custodian, by the close of business on the same day that such oral Instructions were given to the Custodian, written Instructions confirming such oral Instructions, whether by hand delivery, telex or otherwise. The Trust agrees that the fact that no such confirming written Instructions are received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust and the Funds in connection with (i) acting in good faith upon oral Instructions given to the Custodian hereunder; provided such instructions reasonably appear to have been received from an Authorized Person or (ii) deciding in good faith not to act solely upon oral Instructions; provided that the Custodian first contacts the giver of such oral Instructions and requests written confirmation immediately following any such decision not to act.

6.

The Custodian shall supply the Trust and the Funds or their designees with such daily information regarding the cash and Securities positions and activity of each Fund as the Custodian and the Trust or its designee shall from time to time agree and details of all receipts and disbursements of any Off-Book Cash Account, which shall reflect information received from the relevant Custodial Agent or Sub-Custodian by the Custodian. It is understood that such information will not be audited by the Custodian and the Custodian represents that such information will be the best information then available to the Custodian. The Custodian shall have no responsibility whatsoever for the pricing of Securities, pricing of Off-Book

Cash Accounts, accruing for income, valuing the effect of Corporate Actions, or for the failure of the Trust or its designee to reconcile differences between the information supplied by the Custodian and information obtained by the Trust or its designee from other sources, including but not limited to pricing vendors and a Fund’s investment adviser. Subject to the foregoing, to the extent that any miscalculation by the Trust or its designee of a Fund’s net asset value is attributable to the willful misconduct, bad faith or negligence of the Custodian (including any Sub-Custodian ) in supplying or omitting to supply the Trust or its designee with information as aforesaid, the Custodian shall be liable to the Trust and the Funds for any resulting loss (subject to such de minimis rule of change in value as the Board of Trustees may from time to time adopt).

7.

In connection with the transfer of assets from a third party to the Custodian, the Trust may direct the Custodian to include in such accounts details of assets held by such third party on its system in anticipation of receipt of such assets. In such event, the Custodian shall have no custodial responsibility for such assets until they are actually received by the Custodian, the Custodian may conclusively rely on information received from the Trust, a Custodial Agent or Sub-Custodian in relation to Off-Book Cash Accounts, or a third party with regard to transitional assets or assets held outside of the Custodian’s custody.

8.

In the event of an error or omission in the processing or settlement of any transaction provided for hereunder, the Custodian, as soon as reasonably practicable in light of the circumstances surrounding such error or omission and its correction, shall take such action as it considers appropriate to place the Trust in the same or equivalent position as if the error or omission had not occurred. Except as prohibited by applicable law, the Custodian shall be entitled to retain for its own account any gains or other benefits resulting from the Custodian’s actions in correcting such error or omission and such gains shall constitute additional compensation to the Custodian for services hereunder.

(c)	Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

1.	The validity of the issue of any Securities purchased by any Fund, the legality of the purchase thereof, or the propriety of the amount specified by the Trust or its designee for payment therefor;

2.	The legality of the sale of any Securities by any Fund or the propriety of the amount of consideration for which the same are sold;

3.	The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

4.	The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

5.	The legality of the declaration or payment of any dividend or distribution by the Trust; or

6.	The legality of any borrowing.

(d)

Blanket Bond. The Custodian need not maintain any insurance for the exclusive benefit of the Trust, but hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Trust in the event that such bond is canceled or otherwise lapses.

(e)	Further Limitation of Duties. Consistent with and without limiting the language contained in Section 21(b), it is specifically acknowledged that the Custodian shall have no duty or responsibility to:

1.	Question any Instruction or make any suggestions to the Trust or an Authorized Person regarding any Instruction;

2.	Supervise or make recommendations with respect to investments or the retention of Securities;

3.

Subject to Section 21(b)(3) hereof, evaluate or report to the Trust or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

4.	Review or reconcile trade confirmations received from brokers.

(f)

Amounts Due from or to Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to any Fund from the Transfer Agent or its designee nor to take any action to effect payment or distribution by the Transfer Agent or its designee of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

(g)

No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for a Fund are such as may properly be held by such Fund under the provisions of the Articles of Incorporation and the Prospectus.

(h)

Indemnification. The Trust and the Funds each agree to indemnify and hold the Custodian harmless from all loss, cost, taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys’ fees and disbursements) arising directly or indirectly from any action taken or omitted by the Custodian (i) at the request or on the direction of or in reliance on the advice of the Trust or in reasonable reliance upon the Prospectus or (ii) upon an Instruction; provided, that the foregoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Custodian’s or any Sub-Custodian’s negligence, willful misconduct, bad faith or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Fund property.

(i)	Taxes. The Trust agrees to hold the Custodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges on a Fund.

(j)

Custodian Not Liable for Certain Losses. Without limiting the foregoing, the Custodian shall not be liable for any losses, expenses (including reasonable attorneys’ fees), penalties, liabilities or taxes (“Losses”) which results from:

1.	the general risk of investing;

2.

subject to Section 21(b) hereof, investing or holding property in a particular country including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions or Sovereign Risk; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of property held pursuant to this Agreement;

3.	consequential, special or punitive damages for any act or failure to act under any provision of this Agreement, even if advised of the possibility thereof;

4.

the mispricing of Trust or Fund Assets or the value of an Off-Book Cash Account by any broker, pricing service, Custodial Agent or Sub-Custodian in relation to Off-Book Cash Accounts, or other person upon whose valuation the Custodian relies in good faith;

5.

any attempt by the Custodian to perform the applicable services hereunder to the extent the Custodian receives late any instruction, direction, document or other information reasonably requested by the Custodian and upon which the delivery of the relevant services hereunder is contingent; or

6.

the Custodian effecting any free payment against an expectation of receipt by the Trust of securities or other assets where such settlement procedures are in accordance with prevailing market practice or as directed by the Trust.

(k)

Inspection of Books and Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and under applicable federal and state laws. All such records shall be the property of the Trust and shall at all times during regular business hours of the Custodian be open for inspection by duly authorized officers, employees and agents of the Trust and by the appropriate employees of the Securities and Exchange Commission. The Custodian shall, at the Trust’s request, supply the Trust with a tabulation of Securities and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

(l)

Accounting Control Report. The Custodian shall provide, promptly, upon request of the Trust, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

(m)

Data Protection. The Custodian will take commercially reasonable steps to comply with state and federal laws and regulations regarding confidentiality, privacy, and security applicable to the Custodian in its provision of services hereunder and to comply with its internal data protection guidelines in place from time to time. Upon written request, the Custodian will provide documentation to the Trust summarizing the Custodian’s policies with respect to data protection and cybersecurity.

(n)

Anti-Money Laundering. The Trust acknowledges that the Custodian’s provision of services under this Agreement is subject to sanctions and anti-money laundering laws in its country of domicile and certain other countries (money laundering includes any dealing with the proceeds of or assets used in connection with criminal activity, whenever committed) and that any dealing with funds or assets of any person or entity involved or suspected of involvement in terrorism, any terrorist act or terrorism financing or sanctioned activity may prohibit the Custodian from entering or concluding transactions involving those persons or entities. The Trust and the Funds agree that the Custodian may delay, block or refuse to make any payment, receive any money or deal with any asset if the Custodian believes on reasonable grounds making or receiving the payment or dealing with such asset in connection with the provision of services described hereunder may breach any law applicable relating to sanctions, anti-money laundering or criminal or terrorist or terrorism financing activities and that the Custodian will incur no liability to the Trust or the Funds if acting (or failing to act) pursuant to the foregoing. To the extent permitted by law, the Custodian will promptly provide the Trust with notice, which, if practicable, will be prior notice, if it is unable to act as a result of this Section 21(n). The Trust will, in a timely manner, provide all information and documents to the Custodian that the Custodian reasonably requires to comply with laws applicable to it in connection with anti-money laundering or criminal or terrorist or sanctioned activities as they affect the provision of services described hereunder and the Trust and the Funds agree, in accordance with this Section 21(n), the Custodian may disclose such information where required by applicable law. The Trust and the Funds acknowledge that the Custodian is subject to anti-bribery legislation in its country of domicile and certain other countries and is required to put in place adequate procedures designed to prevent persons associated with the Custodian from undertaking conduct involving or suspected of involving bribery.

22.	TERM AND TERMINATION.

(a)

This Agreement shall become effective on the date first set forth above (the “Effective Date”) and shall continue in effect thereafter for an initial two (2) year period from that date, unless terminated earlier pursuant to Section 18(b) or Section 18(c). Unless terminated earlier, the Agreement shall remain in full force from year to year thereafter, subject to annual review by the Board.

(b)	This Agreement may be terminated at any time by either party by providing the other party with at least ninety (90) days written notice of termination, specifying the date of such termination.

(c)

Either of the parties hereto may terminate this Agreement immediately upon notice to the other party (the “defaulting party”) for “cause”. For purposes of this Agreement, “cause” shall mean (a) a material breach of this Agreement by the defaulting party that has not been remedied for thirty (30) days following written notice of such breach from the non- breaching party; or (b) a receiver, receiver and manager, examiner or liquidator is appointed by the defaulting party, or the defaulting party makes any composition or arrangement with its creditors.

(d)

Upon the date set forth in such notice under Section 18(b) or Section 18(c), this Agreement shall terminate to the extent specified in such notice, and the Custodian shall, upon receipt of a notice of acceptance by a successor custodian, deliver directly to the successor custodian all Securities and moneys then held by the Custodian and specifically allocated to the Fund or Funds specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Fund or Funds. If the Trust fails to designate a successor custodian with respect to any Fund, the Trust shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and moneys of such Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust. The Trust shall also pay the Custodian such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

23.	CONFIDENTIALITY.

(a)

“Confidential Information” means any information, correspondence, data, documents, reports, projections, forecasts, statements, records and accounts, whether in written, pictorial, oral, computer printout and other forms, databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other related information all of a confidential nature furnished to a party by the other party, for the purposes of this Agreement.

(b)

In connection with the performance of its obligations under this Agreement, each party may obtain certain Confidential Information of the other party and each party agrees that it shall use reasonable precautions in accordance with its established policies and procedures to keep such Confidential Information confidential; provided, however, that (i) a party may disclose Confidential Information with the other party’s prior written consent (such consent not to be unreasonably withheld); (ii) any of such Confidential Information may be disclosed to the other party’s affiliates or to such other party’s or its affiliates’ directors, officers, employees, advisors or agents who need to know such information in order for such other party to be able to perform its duties under this Agreement (“Representatives”) (it being understood that such Representatives shall be informed of the confidential nature of such information and shall be directed to treat such information in accordance with the terms of this Agreement); and (iii) as is required of the Custodian in the normal course of its providing services under this Agreement.

(c)

Other than as permitted herein, each party shall be permitted to disclose the Confidential Information to the extent, and only to such extent, required by law or regulation or requested by any governmental agency or other regulatory authority or in connection with any legal proceedings after (i) promptly notifying the other party of such requirement in order to provide such other party with the opportunity to pursue legal or other action to prevent the release of such Confidential Information and (ii) receiving permission for the disclosure from such other party. Notwithstanding the foregoing, notification to the other party shall not be required in the event that such disclosure is requested by a regulatory authority with supervisory authority over the disclosing party or is prohibited by applicable law or legal process.

(d)

For purposes of this Agreement, Confidential Information does not include: (i) information that is or becomes publicly available other than as a result of disclosure by either party or its Representatives in violation of this Agreement, (ii) was within a party’s possession prior to its being furnished pursuant hereto or becomes available on a non-confidential basis from a source other than either party or its Representatives, or (iii) was independently developed by the receiving party.

24.	NOTICES.

Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to the Trust:

Datum One Trust

50 LaSalle Street

Chicago, Illinois 60603

Attention: Datum One Trust

If to the Custodian:

The Northern Trust Company

50 LaSalle Street

Chicago, Illinois 60603

Attention: Head of GFS North America

25.	FORCE MAJEURE.

Neither party shall not be responsible or liable for any harm, loss or damage suffered by the Trust, its shareholders or third parties or for any failure or delay in performance of either party’s obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond the relevant party’s control, including, but not limited to, delays, errors or interruptions caused by the Trust or third parties (including the Trust’s counterparties and such counterparty’s depository, custodian or financial institution or other intermediary or agent), any Sovereign Risk, the act of any other competent authority or any investment exchange or clearing house, storm, tempest, pandemic, accident, fire, computer error or failure, delay, lock-out or the breakdown, failure or malfunction in communications systems, market infrastructure or electronic transmission systems, unavailability of market prices or suspension of dealing on relevant exchanges, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment, or acts of God (collectively, “Force Majeure”). In the event of Force Majeure, any resulting harm, loss, damage, failure or delay by either party will not give the other party the right to terminate this Agreement. The Custodian agrees to act in accordance with its Business Continuity Plan in effect from time to time, when it is commercially reasonable to do so.

26.	ASSIGNABILITY.

This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian.

27.	NO THIRD PARTY BENEFICIARIES.

Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Custodian and the Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Custodian and the Trust. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

28.	PRIVACY REQUIREMENTS

(a)

The Custodian shall not collect, retain, use, sell, or disclose Personal Information (as defined in this Section) except as necessary to perform its responsibilities pursuant to the Agreement or as required by law. The Custodian shall not disclose Personal Information to any third party for monetary or other valuable consideration or retain, use, or disclose Personal information outside of the direct business relationship between the Custodian and the Trust.

(b)

The Custodian has implemented, and shall maintain throughout the term of the Agreement, reasonable security procedures and practices appropriate to the nature of the Personal Information to protect the Personal Information.

(c)

Personal information is defined for purposes of this Section 14 as information about California residents (a “consumer”) that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household (“Personal Information”).

29.	MISCELLANEOUS.

(a)

Authorized Persons. Annexed hereto as Schedule A is a certification signed by two of the present officers of the Trust setting forth the names of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification is received by the Custodian, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Instructions which the Custodian reasonably believes were given by an Authorized Person, as identified in the last delivered certification. Unless such certification specifically limits the authority of an Authorized Person to specific matters or requires that the approval of another Authorized Person is required, the Custodian shall be under no duty to inquire into the right of such person, acting alone, to give any instructions whatsoever under this Agreement.

(b)

Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

(c)

Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

(d)

Waiver. No failure or delay of either party to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as herein provided. Any waiver must be in writing signed by the waiving party.

(e)

Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(f)	Governing Law. This Agreement shall be construed and interpreted under and in accordance with the laws of the State of Illinois.

(g)

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary.

(h)

Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understanding between the parties relating to the subject matter hereof, including the Existing Agreement.

(i)

Personal Liability. The Trust and the Custodian agree that the obligations of the Trust and the Funds under this Agreement shall not be binding upon or any member of the Board of Trustees or any shareholder, nominee, officer, employee or agent, whether past, present or future, of the Trust, any Fund or other series of the Trust individually nor to the assets of any other series of the Trust, but are binding only upon the assets and property of the appropriate Fund(s) thereof. The execution and delivery of this Agreement have been duly authorized by Trust and signed by an authorized officer of the Trust, acting as such, but neither such authorization by the Trust nor such execution and delivery by such officer shall be deemed to have been made by any member of the Board of Trustees or by any officer or shareholder of the Funds individually or to impose any liability on any of them personally, but shall bind only the assets and property of the appropriate Fund(s) thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

DATUM ONE SERIES TRUST

By:	/s/ Barbara J. Nelligan
Name: Barbara J. Nelligan
Title: President

The undersigned, Stefania C. Suciu, does hereby certify that he/she is the duly elected, qualified and acting Secretary of Datum One Series Trust (the “Trust”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Trust with full power and authority to execute this Custody Agreement on behalf of the Trust and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/ Stefania C. Suciu
Secretary
Datum One Series Trust

THE NORTHERN TRUST COMPANY

/s/ NG	By:	/s/ Amanda Shannon
Examined as to Form	Name: Amanda Shannon
Title: Vice President

SCHEDULE A

CERTIFICATION OF AUTHORIZED PERSONS

Pursuant to Sections 1(b) and 24(a) of the Agreement, the undersigned officers of Datum One Series Trust hereby certify that the person(s) whose name(s) appear(s) below have been duly authorized by the Board of Trustees to give Instructions on behalf of the Trust.

NAME

Barbara J. Nelligan

Gregory T. Mino

Rodney L. Ruehle

Tracy L. Dotolo

Stefania C. Suciu

Kara M. Schneider

Certified as of the 1st day of October, 2025:

OFFICER:	OFFICER:

/s/ Barbara J. Nelligan	/s/ Stefania C. Suciu
Name: Barbara J. Nelligan	Name: Stefania C. Suciu
Title: President	Title: Secretary

SCHEDULE B

LIST OF FUNDS

Fund Name	Investment Manager	Fees
Polar Capital Emerging Market Stars Fund	Polar Capital LLP	As set forth in Part 1 and Part 2 – Option A of Schedule C (Fee Schedule).

Polar Capital Emerging Market Ex- China Stars Fund	Polar Capital LLP	As set forth in Part 1 and Part 2 – Option A of Schedule C (Fee Schedule).

Polar Capital International Small Company Fund	Polar Capital LLP	As set forth in Part 1 and Part 2 – Option A of Schedule C (Fee Schedule).

Brandes Core Plus Fixed Income Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule C (Fee Schedule).

Brandes Emerging Markets Value Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule C (Fee Schedule).

Brandes Global Equity Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule C (Fee Schedule).

Brandes International Equity Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule C (Fee Schedule).

Brandes International Small Cap Equity Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule C (Fee Schedule).

Brandes Small Cap Value Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule C (Fee Schedule).

Brandes Separately Managed Account Reserve Trust	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule C (Fee Schedule).

Stewart Investors Global Emerging Markets Leaders Fund	First Sentier Investors	As set forth in Part 2 – Option C of Schedule C (Fee Schedule).

Stewart Investors Worldwide Leaders Fund	First Sentier Investors	As set forth in Part 2 – Option C of Schedule C (Fee Schedule).

First Sentier American Listed Infrastructure Fund	First Sentier Investors	As set forth in Part 2 – Option C of Schedule C (Fee Schedule).

First Sentier Global Listed Infrastructure Fund	First Sentier Investors	As set forth in Part 2 – Option C of Schedule C (Fee Schedule).

SCHEDULE D

(Countries for which Custodian shall not have responsibility under

Section 3A for managing foreign custody arrangements)

As identified as part of the Global Networks of Markets & Subcustodians available on Atlas Market Interactive